Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

January 22, 2026

By:	/s/ Roberto Sella
Name:	Roberto Sella

Roberto M. Sella 2012 Family Trust

By:	/s/ Roberto Sella
Name:	Roberto Sella
Title:	Grantor; Authorized Party

LL Charitable Foundation

By:	/s/ Roberto Sella
Name:	Roberto Sella
Title:	President; Director